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                                                                       Exhibit 5



                               ADVISORY AGREEMENT


         AGREEMENT made as of the 16th day of January, 1997 between Rothschild International Asset Management Limited (the "Adviser"), and the International Currency Fund, a Delaware business trust (the "Trust").


         WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Trust proposes to engage in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust intends to initially offer shares in four series, the U.S. Dollar Portfolio, the Deutschemark Portfolio, the Pound Sterling Portfolio, and the Canadian Dollar Portfolio, such series (the "Initial Portfolios"), together with all other series subsequently established by the Trust with respect to which the Adviser renders investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Portfolios" and individually as a "Portfolio".

         NOW THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         1.       APPOINTMENT OF ADVISER.

                  (a) INITIAL PORTFOLIOS. The Trust hereby appoints the Adviser to act as investment adviser to the Initial Portfolios for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  (b) ADDITIONAL PORTFOLIOS. In the event that the Trust establishes one or more series of shares other than the Initial Portfolios with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Adviser is willing to render such services on the terms provided for herein, it shall so notify the Trust in writing, whereupon such series of shares shall become a Portfolio hereunder.




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                  (c) REGULATORY STATUS. The Adviser is regulated by the
Investment Management Regulatory Organisation Limited ("IMRO"), a self-regulatory organization, in the conduct of its investment business. The Adviser will provide services hereunder on the basis that the Trust is a "Non-private customer" under the rules of IMRO.

         2.       DUTIES OF ADVISER.

         The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

                  (a) INVESTMENT PROGRAM. The Adviser shall, subject to the provisions of paragraph 11 hereof, (i) furnish continuously an investment program for each Portfolio in compliance with that Portfolio's investment objective and policies as set forth in the Trust's current Prospectus and Statement of Additional Information, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Portfolio and what portion if any, of the assets of each Portfolio shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Portfolio. The Adviser shall also manage, supervise and conduct the other affairs and business of the Trust and each Portfolio thereof and all matters incidental thereto, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and By-laws, as amended, and the 1940 Act.

                  (b) INTERNAL REPORTS. The Adviser will advise the Trust's custodian on a prompt basis of each purchase and sale of a portfolio security specifying the name of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Trust may reasonably request, the Adviser will furnish or cause to be furnished to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all at such times (but not less frequently than once every twelve months or such shorter period as may from time to time be required by applicable law) and in such detail as the Trustees may reasonably request. For the purpose of such reports, the value of the securities held in the Portfolio will be calculated in accordance with the procedures described in the applicable Prospectus and Statement of Additional Information. The Adviser shall upon the request of the Trustees or the officers of the Trust, supply or cause to be supplied reports which compare the performance of the Portfolios with that of other mutual funds possessing similar investment objectives and policies. The Adviser will also inform the Trust's officers and Trustees promptly of changes in investment strategy or tactics and may from time to time contact those persons in order to discuss the investments of the Portfolios. The Adviser will make its officers and employees available to meet with the Trust's officers and Trustees on due notice to review the investments and investment program of a Portfolio in the light of current and prospective economic and market conditions. Except as otherwise provided by applicable law, the only restrictions on the amount of any one investment, or on proportion of the Portfolios which any one investment or any particular kinds of investment may contribute, are set forth in this

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Agreement and the applicable Prospectus and Statement of Additional Information,
or as otherwise established from time to time by the Trustees.

                  (c) REGULATORY REPORTS. The Adviser shall furnish to the Trust necessary assistance in:

                           (i) the preparation of all reports now or hereafter required by federal or other laws; and

                           (ii) the preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

                  (d) SERVICES OF PERSONNEL. To the extent the Trust shall compensate personnel, officers and Trustees of the Trust, the Adviser shall bear the expense of compensating such persons who are also employees of the Adviser or its affiliates.

                  (e) FIDELITY BOND. The Adviser shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Trust, the Adviser and/or any sub-adviser who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, shall determine, with due consideration to the aggregate assets of the Trust to which any such officer or employee may have access. The premium, or portion thereof pursuant to an agreement among the insured parties in the case of a joint insured bond, for the bond shall be payable by the Trust in accordance with paragraph 3(17).

         3.       ALLOCATION OF EXPENSES.

         Except for the services or facilities to be provided by the Adviser set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expense incurred by the Adviser (it being understood that the Trust shall allocate such expenses between or among its Portfolios to the extent contemplated by its Master Trust Agreement). The expenses to be borne by the Trust shall include, without limitation:

                  (1) all expenses of organizing the Trust or forming any series thereof;

                  (2) all expenses (including information, materials and services other than services of the Adviser) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses

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and amendments and revisions thereto) furnished to existing shareholders of the
Trust and/or regulatory authorities;

                  (3) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

                  (4) any other registration, filing or other fees in connection with requirements of regulatory authorities;

                  (5) expenses, including the cost of printing of certificates relating to the issuance of shares of the Trust;

                  (6) to the extent not paid by the Trust's distributor, the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing such statements;

                  (7) taxes and fees payable by the Trust to federal, state or other governmental agencies;

                  (8) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

                  (9) all issue and transfer taxes, brokers' commissions and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended from time to time;

                  (10) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

                  (11) charges and expenses of any shareholder servicing agents, transfer agents and registrars appointed by the Trust, including costs of servicing shareholder investment accounts;

                  (12) charges and expenses of independent accountants retained by the Trust;

                  (13) legal fees and expenses in connection with the affairs of the Trust, including legal fees and expenses in connection with registering and qualifying its shares with federal and state regulatory authorities;

                  (14) compensation of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

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                  (15) expenses of shareholders' and Trustees' meetings,
including, without limitation, reasonable out-of-pocket expenses incurred by Trustees in connection with attendance at Trustees' meetings (regardless of whether such Trustees are also employees of the Adviser or its affiliates or are otherwise "interested persons" of the Trust);

                  (16) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

                  (17) insurance premiums on fidelity, errors and omissions and other coverages;

                  (18) expenses incurred in connection with any distribution plan adopted by the Trust in compliance with Rule 12b-1 of the 1940 Act; and

                  (19) such other non-recurring expenses of the Trust as may arise, including, without limitation, expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees or shareholders with respect thereto.

         4.       ADVISORY FEE.

         For the services to be provided by the Adviser, the Trust shall pay to the Adviser investment advisory fees as set forth in Appendix A hereto. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation hereunder to the extent the Adviser may, by notice to the Trust, voluntarily declare.

         5.       EXPENSE LIMITATION.

         The Adviser agrees that if the total expenses of any Portfolio (exclusive of interest, taxes, brokerage expenses, distribution expenses, extraordinary items and any other items allowed to be excluded by applicable state law) for any fiscal year of the Trust exceed the lowest expense limitation validly imposed in any jurisdiction in which that Portfolio is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will pay or reimburse such Portfolio for that excess up to the amount of its advisory fee payable with respect to that Portfolio during that fiscal year. The amount of the monthly advisory fee payable under Paragraph 4 hereof shall be reduced to the extent that the monthly expenses of that Portfolio, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Trust, if the aggregate annual expenses chargeable to any Portfolio for that year exceed the foregoing limitation based upon the average of the monthly average net asset value of that Portfolio for the year, the Adviser will promptly reimburse that Portfolio for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the advisory fee during that fiscal year will be promptly paid over to the Adviser.

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         In the event that this Agreement (i) is terminated with respect to any one or more Portfolios as of a date other than the last day of the fiscal year of the Trust or (ii) commences with respect to one or more Portfolios as of a date other than the first day of the fiscal year of the Trust, then the expenses of such Portfolio or Portfolios shall be annualized and the Adviser shall pay to, or receive from, the applicable Portfolio or Portfolios a pro rata portion of the amount that the Adviser would have been required to pay or would have received, if any, had this Agreement remained in effect with respect to such Portfolio or Portfolios for the full fiscal year.

         6.       PORTFOLIO TRANSACTIONS.

         In connection with the management of the investment and reinvestment of the assets of the Trust, the Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Trust. In executing portfolio transactions and selecting brokers or dealers, if any, the Adviser will use its best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to any Portfolio of the Trust and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. With the prior approval of the Trustees, the Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. Such prior approval may be obtained from the Trustees with respect to the Adviser's investment program and need not be obtained on a transaction-by-transaction basis. In the event that the Adviser wishes to enter into an arrangement with any person pursuant to which it undertakes to place business with such person or any of its associates or any other person at such person's discretion in return for brokerage or research services provided by such person to the Adviser, or enters into any other Soft Commission Arrangement as defined by IMRO Rules as in effect from time to time, the Sub-Adviser will identify to the Trust in writing each such broker-dealer, or other person and the nature of such services and will obtain the consent of the Trust to the placing of business with such broker/dealer. The Adviser will not, without the Trust's prior consent, invest on behalf of any Portfolio in securities of which an issue or offer for sale was underwritten, managed or arranged by the Adviser during the preceding twelve months.

         7.       FURTHER INFORMATION CONCERNING ADVISORY SERVICES

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         (a) The services provided by the Adviser may relate to investments or assets denominated in various currencies. The Adviser and the Trust recognize that movements of currency exchange rates may have an effect, favorable or unfavorable, on the gain or loss otherwise experienced with respect to the investments or assets of the Portfolios.

         (b) In accordance with the provisions of the Investment Company Act of 1940, the Adviser may from time to time cause the Portfolios' assets to be held in bank accounts outside the U.S. and the U.K. However, the Adviser will not itself hold money or assets on behalf of the Portfolio.

         (c) The Adviser may commit the Trust to a contract the performance of which may require it to supplement the assets of the Portfolios, and may commit the Trust to supplement the assets of the Portfolios by borrowing on their behalf, but only the extent permitted under the terms of the Trust's registration statement then in effect with the Securities and Exchange Commission.

         8.       RELATIONS WITH TRUST.

         (a) Subject to and in accordance with the Master Trust Agreement and By-laws of the Trust and the Memorandum and Articles of Association of the Adviser, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser (or any successor) are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, that the Adviser (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Agreement and Declaration of Trust, Articles of Organization and By-laws.

         (b) CONFLICTS OF INTEREST. To the extent permissible under the 1940 Act or any other applicable law, the Adviser may, without prior reference to the Trust, effect any transaction in investments in which it or any affiliated person has or will have:

         (i) bought the investment from or sold the investment to the Trust when acting as principal (in the case of the Adviser only for currency transactions or in respect of transactions effected for the purpose of realizing capital gains of a particular amount within a specific tax year); or

         (ii) acted in the same transaction as both an agent for the Trust and also as an agent for any other person, which may be a customer of the Adviser or of an affiliated person;

         (iii) directly or indirectly a material interest of any description, or has or will have a relationship of any description with another person such as to place it in a position where its duty to or interest in relation to that other person conflicts or may
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                  conflict with its duty to the Trust. For example, such
                  potential conflicting interests or duties may arise because:


                  (aa) the Adviser or an affiliated person undertakes investment business for other customer;

                  (bb) any of the Adviser's directors or employees, or those of an affiliated person, is a director of, holds or deals in securities of, or is otherwise interested in any company whose securities are held or dealt in on behalf of the Trust;

                  (cc) the transaction is in securities issued by an affiliated person or by a customer of the Adviser or an affiliated person;

                  (dd) the Adviser and/or the Custodian(s) may, acting as principal, sell to or purchase from the Trust currency;

                  (ee) the transaction is in securities underwritten or sub-underwritten by the Adviser or an affiliated person in the previous twelve months;

                  (ff) the transaction is in units or shares of any company of which the Adviser or any affiliated person is the manager, operator, banker, adviser or trustee;

                  (gg) the Adviser or an affiliated person may receive remuneration or other benefits by reason of acting in corporate finance or similar transactions involving companies whose securities held by the Trust; and

                  (hh) the transaction is in securities in respect of which the Adviser or an affiliated person, or a director or employee of an affiliated person, or a director or employee of an affiliated person, is contemporaneously trading or has traded on its own account or has either a long or short position.

         9.       LIABILITY OF ADVISER.

         Neither the Adviser nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject
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by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties.


         10.      LIABILITY OF THE TRUST AND THE PORTFOLIOS

          The term "The International Currency Fund" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the International Currency Fund, a Delaware business trust, as the same may be amended from time to time. It is expressly agreed that the obligations of the International Currency Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the International Currency Fund personally, but shall bind only the trust property of the International Currency Fund, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement.

         With respect to any obligation of the International Currency Fund on behalf of any Portfolio arising hereunder, the Adviser shall look for payment or satisfaction of such obligations solely to the assets and property of the Portfolio to which such obligation relates as though the International Currency Fund had separately contracted with the Adviser by separate written instrument with respect to each Portfolio. In addition, this Agreement may be terminated with respect to one or more Portfolios without affecting the rights, duties or obligations of any of the other Portfolios.

         11.      DURATION AND TERMINATION OF THIS AGREEMENT.

                  (a) DURATION. This Agreement shall become effective with respect to the Initial Portfolio on the date hereof and, with respect to any additional Portfolio, on the date of receipt by the Trust of notice from the Adviser in accordance with paragraph 1(b) hereof that the Adviser is willing to serve as Adviser with respect to such Portfolio. Unless terminated as herein pro vided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the Initial Portfolios and, with respect to each additional Portfolio, for two years from the date on which such Portfolio becomes a Portfolio hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to such Portfolio is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.


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                  (b) AMENDMENT. Any amendment to this Agreement shall become effective with respect to a Portfolio upon approval of the Adviser and a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio.

                  (c) TERMINATION. This Agreement may be terminated with respect to any Portfolio at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Portfolio, or by the Adviser, in each case on sixty (60) days' prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Adviser on behalf of the Trust at the time of such termination. The Adviser shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorization to take such steps.

                  (d) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

                  (e) APPROVAL, AMENDMENT OR TERMINATION BY INDIVIDUAL PORTFOLIO. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

         12.      SERVICES NOT EXCLUSIVE.

         The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         13.      MISCELLANEOUS.

                  (a) NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

                  (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

                  (c) APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of England.


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                  (d) IMRO. The Adviser has in operation a written procedure in accordance with the IMRO Rules for the effective consideration and proper handling of complaints from customers. Any complaint by the Trust under this Mandate should be sent in writing and addressed to the Compliance Officer. The Trust also has the right to complain to the Investment Ombudsman. The Trust may request a statement describing the Trust's rights to compensation in the event of the Adviser inability to meet any liabilities to the Trust.

                [Remainder of the page intentionally left blank.]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


ATTEST:                                   INTERNATIONAL CURRENCY FUND

By: /s/ Paul R. Freeman                   By: /s/ Peter B. Collacott
   -------------------------------           ---------------------------------
    Senior Vice President                     President

ATTEST:                                   ROTHSCHILD INTERNATIONAL ASSET
                                          MANAGEMENT LIMITED

By: /s/ Sandy MacPhee                       By: /s/ Peter Troughton
   -------------------------------          ----------------------------------
    Secretary                                   Chairman


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                                   APPENDIX A

                                  FEE SCHEDULE
                                  ------------

      For the services to be provided by the Adviser hereunder, the Trust agrees that each Initial Portfolio shall pay to the Manager a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to twenty one hundredths of one percent (.20%) on an annual basis of the average daily net asset value of such Portfolio for such calendar month, commencing as of the date on which this Agreement becomes effective with respect to such Portfolio.

      In case of commencement or termination of this Agreement with respect to any Portfolio during any calendar month, the fee with respect to such Portfolio for that month shall be reduced proportionately based upon the number of calendar days during which this agreement is in effect with respect to such Portfolio, and the fee shall be computed based upon the average daily net asset value of such Portfolio during such period.

317406.c4

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